Exhibit 5.1

 June 2, 2025

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, California 90404

Ladies and Gentlemen:

You have requested our opinion, as counsel to Super League Enterprise, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of (i) 3,190,000 shares (the “Shares”) of its common stock, par value $0.001 (“Common Stock”), and (ii) pre-funded warrants to purchase up to 2,393,334 shares of Common Stock (the “Pre-Funded Warrants”, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Warrant Shares”), pursuant to the Registration Statement on Form S-3 (No. 333-283812) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), the prospectus included within the Registration Statement declared effective December 20, 2024 (the “Base Prospectus”) and the prospectus supplement dated June 2, 2025 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”) (the Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus”), all of which will be sold by the Company pursuant to a Securities Purchase Agreement, dated May 30, 2025 (the “Purchase Agreement”), by and among the Company and the purchasers named therein. The Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

The opinions set forth in this letter are limited to the Delaware General Corporation Law and the law of the State of California, in each case as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that: (i) the Shares, when sold and issued in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable; (ii) when duly executed and delivered in accordance with the terms of the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus and Prospectus Supplement, the Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles; and (iii) the Pre-Funded Warrant Shares, when issued and paid for upon the exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable..

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation